EXHIBIT 99.1

Rekor Systems, Inc. Reports 2021 Financial Results

Highlights:

•	2021 gross revenue increased 55% to $14.3 million as compared to $9.2 million in 2020
•	Raised $70.1 million in net cash proceeds during February 2021 with a public offering
•	Acquired Waycare in August 2021, expanding global footprint, product offering and customer base
•	Recurring revenue increased 28% to $4.6 million in 2021 as compared to $3.6 million in 2020
•	Performance obligations increased 35% to $22.6 million in 2021 as compared to $16.7 million in 2020
•	Strengthened leadership team with addition of David Desharnais as President

COLUMBIA, MD – March 31, 2022 - Rekor Systems, Inc, (NASDAQ: REKR) (“Rekor” or the “Company”), a global AI technology company with a mission to provide insights that build safer, smarter and more efficient cities around the world through intelligent infrastructure, today announced its financial results for the year-ended December 31, 2021.

“Our results for the year ended 2021 have demonstrated another year of growth on a year-over-year basis,” said Eyal Hen, Chief Financial Officer, Rekor. “In 2021, we heightened our focus on sales initiatives, worked to evolve our go-to-market strategy, and were successful in increasing recurring revenues.

Hen added, “2021 was a pivotal year for us with significant transactions like a secondary offering of $70.1 million in net cash proceeds and completion of the acquisition and integration of Waycare Technologies Ltd, in support of our strategy to become the leader in big data for intelligent infrastructure.”

“We’re pleased to be reporting strong annual results highlighted by an increase in new customers across our key vertical markets. The launch of our Rekor One platform in 2021, gave continuing momentum with our go-to-market strategy,” said Robert A. Berman, Chairman and Chief Executive Officer, Rekor. “Looking ahead to 2022, we plan to continue focusing on the opportunities we see to leverage our AI traffic solutions across our target markets. We believe we’ve entered the new year well-positioned and highly motivated to extend our leadership position in the rapidly growing market for AI-based intelligent infrastructure. While we’re seeing strong organic growth, we remain opportunistic when it comes to exploring additional accretive M&A prospects.”

As part of its expansion strategy Rekor strengthened its leadership team with the addition of David Desharnais, previously at Amazon, American Express and IDEMIA, who joined as President in January 2022.

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Full-Year 2021 Financial Results

Revenues

Gross revenue for the year ended December 31, 2021, increased $5,060,000 or 55% to $14,294,000, compared to $9,234,000 for the year ended December 31, 2020. The increase in revenue for the year ended December 31, 2021, compared to the year ended December 31, 2020, was primarily the result of additional products and programs the Company offered and increases in direct sales and Partner Program sales.

During the year ended December 31, 2021, $925,000 of revenue was attributed to Waycare.

Recurring revenue for the year ended December 31, 2021, which includes SaaS, eCommerce, and customer support revenue, increased $1,018,000 or 28% to $4,634,000, compared to $3,616,000 for the year ended December 31, 2020. During 2021, recurring revenue included subscriptions to combined hardware and software packages.

Product and service revenue for the year ended December 31, 2021, which includes hardware and perpetual license sales, as well as our implementation of contactless compliance and other program revenues, increased $4,042,000 or 72% to $9,660,000, compared to $5,618,000 for the year ended December 31, 2020. In 2021, the Company initiated services for the State of Oklahoma’s Uninsured Vehicle Enforcement Diversion (UVED) Program, which generated revenue of $1,282,000 during the year ended December 31, 2021.

The Company saw an increase, during the year ended December 31, 2021, in hardware sales and sales of perpetual software licenses to larger customers. Revenue relating to the delivery of hardware and perpetual licenses was recognized as point in time revenue, while revenue relating to the associated software subscriptions and future maintenance services will be recognized as recurring revenue over the remaining life of the sales or licensing agreements.

Operating Expenses

Operating expenses for the year ended December 31, 2021, increased to $39,273,000, compared to $17,564,000 for the year ended December 31, 2020. The Company continued to increase headcount to support its growth initiatives and saw an increase in professional fees mainly associated with merger and acquisition initiatives.

The Company also increased its research and development expenses in the year ended December 31, 2021, primarily due to the development of new products and additional software capabilities. The increase in research and development expenses is mainly attributable to an increase in headcount and hours associated with research and development activities. Furthermore, marketing expenses increased due to a ramp up in marketing efforts to promote the Company’s products and services including digital marketing and other lead generation efforts. In addition, there was an increase in the sales force to support execution of Rekor’s land-and-expand strategy. The Company expects to continue to add to headcount and expand the sales force.

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Additional Key Performance Indicators

Performance Obligations

As of December 31, 2021, the Company had approximately $22,587,000 in remaining performance obligations not yet satisfied or partially satisfied. This is an increase of approximately 35%, up from $16,705,000 of remaining performance obligations as of December 31, 2020. The Company expects to recognize approximately 41% of this amount as revenue over the succeeding twelve months, and the remainder is expected to be recognized over the next two to four years.

Total Contract Value

The total contract value of contracts won in a given period provides visibility into the Company’s future operating results and cash flows from operations. There are certain assumptions embedded in the total contract value of an agreement, such as: the success rate of renewal periods, cancellations, and usage estimates. During the year ended December 31, 2021, the Company won contracts valued at $8,936,000, compared to $6,613,000 for the value of contracts won during the year ended December 31, 2020. This growth represents $2,323,000 or 35% growth year-over-year.

Non-GAAP Measures

Adjusted Gross Profit and Adjusted Gross Margin

Adjusted Gross Profit for the year ended December 31, 2021, increased to $8,058,000 with an Adjusted Gross Margin of 56%, compared to Adjusted Gross Profit of $5,716,000 and an Adjusted Gross Margin of 62% for the year ended December 31, 2020. The increase in Adjusted Gross Profit was attributable to the strong growth in our product and services revenue. However, overall Adjusted Gross Margin declined from the prior fiscal year. As a reminder, the sale of products generating recurring revenues initially lower Adjusted Gross Margin, as the Company needs to make low-margin investments in setting up sensors and building the necessary infrastructure to support higher-margin operations in future. As a result, Adjusted Gross Margin is expected to improve meaningfully over time as incremental revenue can be generated using the same hardware and other infrastructure.

EBITDA and Adjusted EBITDA

The Company calculates EBITDA as net loss before interest, taxes, depreciation, and amortization. We calculate Adjusted EBITDA as net loss before interest, taxes, depreciation, and amortization, adjusted for (i) impairment of intangible assets, (ii) loss on extinguishment of debt, (iii) stock-based compensation, (iv) losses or gains on sales of subsidiaries, and (v) other unusual or non-recurring items. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the U.S. (“U.S. GAAP”) and should not be considered as an alternative to net earnings or cash flow from operating activities as indicators of our operating performance or as a measure of liquidity or any other measures of performance derived in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA are presented because we believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of a company’s ability to service and/or incur debt. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do.

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The following table sets forth the components of the EBITDA and Adjusted EBITDA for the periods included (dollars in thousands):

	Year ended December 31,
	2021	2020
Net loss from continuing operations	$(26,777)	$(13,962)
Income tax (benefit) provision	(3,819)	23
Interest expense	89	2,503
Depreciation and amortization	3,552	1,961
EBITDA	$(26,955)	$(9,475)

(Gain) loss on extinguishment of debt	$(886)	$3,281
Share-based compensation	3,909	796
Gain on sale of business	-	(3,631)
Loss due to change in value of equity investments	150	-
Merger and acquisition transaction costs	2,025	-
Adjusted EBITDA	$(21,757)	$(9,029)

Rekor has scheduled a conference call to discuss the 2021 results on Thursday, March 31, 2022, at 4:30 P.M. (Eastern).

Any person interested in participating in the call should please dial in approximately 10 minutes prior to the start of the call using the following information:

North America: 877-407-8037 (Toll Free)

International: 201-689-8037

A live webcast of the conference call will be available online at: https://themediaframe.com/mediaframe/webcast.html?webcastid=a2KXrPFk

REPLAY INFORMATION

A replay will be made available online approximately two hours following the live call for a period of two weeks. To access the replay, use the following numbers:

Replay Dial-In: 877-660-6853 / 201-612-7415

Access ID: 13726685

An archived webcast will also be available to replay this conference call directly from the Company’s website under Investor Relations, Events & Presentations.

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About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) is a trusted global authority on intelligent infrastructure providing innovative solutions that drive the world to be safer, smarter, and more efficient. As a provider of comprehensive, continuous, and real-time roadway intelligence, Rekor leverages AI, machine learning, and holistic data to support the intelligent infrastructure that is essential for smart mobility. With its disruptive technology, the Company delivers integrated solutions, actionable insights, and predictions that increase roadway safety. To learn more please visit our website: https://rekor.ai and follow Rekor on social media at:

•	LinkedIn: https://www.linkedin.com/company/rekor/
•	Facebook: https://www.facebook.com/rekor/
•	Twitter: https://twitter.com/RekorSystems

Forward-Looking Statements

This press release and its links and attachments contain statements concerning Rekor Systems, Inc. and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of Rekor’s core suite of AI-powered technology and the size of the market for global ALPR systems. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Company Contact:

Rekor Systems, Inc.

Eyal Hen

Chief Financial Officer

Phone: +1 (443) 545-7260

ehen@rekor.ai

Investor Relations Contact:

Rekor Systems, Inc.

Charles Degliomini

ir@rekor.ai

Media Contact:

REQ for Rekor Systems, Inc.

Robin Bectel

rekor@req.co

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REKOR SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	December 31, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$25,796	$20,595
Restricted cash and cash equivalents	804	412
Accounts receivable, net	1,173	1,038
Inventory	1,194	1,264
Note receivable, current portion	340	340
Other current assets, net	1,374	469
Current assets of discontinued operations	1	2
Total current assets	30,682	24,120
Long-term assets
Property and equipment, net	9,929	1,047
Right-of-use lease assets, net	6,163	426
Goodwill	53,451	6,336
Intangible assets, net	21,406	7,038
Investments in unconsolidated companies	-	75
Note receivable, long-term	1,020	1,360
SAFE investment	1,250	-
Deposits	1,978	-
Total long-term assets	95,197	16,282
Total assets	$125,879	$40,402
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$7,087	$1,772
Notes payable, current portion	998	-
Loan payable, current portion	37	517
Lease liability, short-term	229	253
Contract liabilities	2,437	1,126
Other current liabilities	2,904	2,126
Current liabilities of discontinued operations	129	124
Total current liabilities	13,821	5,918
Long-term Liabilities
Notes payable, long-term	-	980
Loan payable, long-term	37	469
Lease liability, long-term	10,061	188
Contract liabilities, long-term	835	958
Deferred tax liability, long-term	38	24
Long term liabilities of discontinued operations	-	5
Total long-term liabilities	10,971	2,624
Total liabilities	24,792	8,542
Series A Cumulative Convertible Redeemable Preferred stock, $0.0001 par value; authorized: 505,000 shares authorized at December 31, 2021 and December 31, 2020; issued and outstanding; 0 and 502,327 shares issued and outstanding at December 31, 2021 and December 31, 2020	-	6,669
Commitments and contingencies
Stockholders' equity
Common stock, $0.0001 par value; authorized; 100,000,000 shares; issued: 44,007,257, shares at December 31, 2021 and 33,013,271 at December 31, 2020; outstanding: 43,987,896 shares at December 31, 2021 and 33,013,271 at December 31, 2020	4	3
Preferred stock, $0.0001 par value, 2,000,000 authorized, 505,000 shares designated as Series A and 240,861 shares designated as Series B as of December 31, 2021 and December 31, 2020, respectively
Series B Cumulative Convertible Preferred stock, 0.0001 par value; authorized: 240,861 shares authorized at December 31, 2021 and December 31, 2020; issued and outstanding; 0 and 240,861 shares issued and outstanding at December 31, 2021 and December 31, 2020	-	-
Treasury stock, 19,361 and 0 shares as of December 31, 2021 and December 31, 2020, respectively	(319)	-
Additional paid-in capital	171,285	68,238
Accumulated deficit	(69,883)	(43,050)
Total stockholders’ equity	101,087	25,191
Total liabilities and stockholders’ equity	$125,879	$40,402

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REKOR SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share data)

	Year ended December 31,
	2021	2020
Revenue	$14,294	$9,234
Cost of revenue, excluding depreciation and amortization	6,236	3,518

Operating expenses:
General and administrative expenses	22,955	10,278
Selling and marketing expenses	4,474	2,140
Research and development expenses	8,292	3,185
Depreciation and amortization	3,552	1,961
Total operating expenses	39,273	17,564

Loss from operations	(31,215)	(11,848)
Other income (expense):
Gain (loss) on extinguishment of debt	886	(3,281)
Interest expense	(89)	(2,503)
Gain on the sale of business	-	3,631
Other income (expense), net	(28)	62
Total other income (expense)	769	(2,091)
Loss before income taxes	(30,446)	(13,939)
Income tax benefit (provision)	3,819	(23)
Equity in loss of investee	(150)	-
Net loss from continuing operations	(26,777)	(13,962)
Net loss from discontinued operations	(5)	(220)
Net loss	$(26,782)	$(14,182)
Loss per common share from continuing operations - basic and diluted	(0.65)	(0.63)
Loss per common share discontinued operations - basic and diluted	(0.00)	(0.01)
Loss per common share - basic and diluted	$(0.65)	$(0.64)

Weighted average shares outstanding
Basic and diluted	41,164,564	24,192,680

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